OMB APPROVAL
OMB Number:	3235-0060
Expires:	February 28, 2013
Estimated average burden
hours per response	5.68

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue

New York, New York 10171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2013, the Board of Directors (the “Board”) of MarketAxess Holdings Inc. (the “Company”), pursuant to a recommendation made by the Board’s Nominating and Corporate Governance Committee, approved and adopted Amendment No. 1 (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”). The Bylaws were amended to provide that in an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected at such meeting), members of the Board will be elected by a majority of the votes cast with respect to that director, rather than by plurality voting. Plurality voting is retained for contested elections. The Amendment took effect immediately upon adoption.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

3.1	Amendment No. 1 to Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: January 25, 2013	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

3.1	Amendment No. 1 to Amended and Restated Bylaws of the Company

4